SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 18, 2002
                                                          --------------


                          GIGA INFORMATION GROUP, INC.
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER



   Delaware                     File No. 0-21529                  06-1422860
-----------                     ----------------                  ----------
(State or other                   (Commission                  (I.R.S Employer
jurisdiction or                      File                       Identification
organization)                       Number)                        Number)


           139 Main Street
           Cambridge, MA                                           02142
           ----------------------------------------              ----------
          (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (617) 949-4900
                                                    --------------




          (former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure

                                                (C) 2002 Giga Information Group
                                      Copyright and Material Usage Guidelines
GIGA
INFORMATION GROUP

TECHNOLOGY ADVICE          NEWS RELEASE
BUSINESS RESULTS
FOR IMMEDIATE RELEASE      FOR INFORMATION CONTACT:
                           INVESTORS                   MEDIA
                           Karen Vahouny               Christina Thirkell
                           Qorvis Communications       Manager, Public Relations
                           kvahouny@qorvis.com         cthirkell@gigaweb.com
                           -------------------         ---------------------
                           1 (703) 744-7809            1 (617) 577-4965



                    GIGA INFORMATION GROUP REPORTS FINANCIAL
                         RESULTS FOR FIRST QUARTER 2002


              EPS IS $0.10 COMPARED TO NET LOSS PER SHARE OF $0.04
                            IN SAME QUARTER OF 2001;
                    PROFITABLE FOR THREE CONSECUTIVE QUARTERS

CAMBRIDGE, Mass. (April 18, 2002) -- Giga Information Group, Inc. (OTC BB: GIGX) today announced its financial results for the quarter ended March 31, 2002. Giga reported net income of $1.1 million, or $0.10 per diluted share, in the 2002 first quarter versus a net loss of $465,000, or $0.04 per diluted share, in last year's comparable quarter. Operating income was $1.2 million in the first quarter of this year compared to an operating loss of $413,000 in the same quarter of the prior year. Total revenues for the quarter ended March 31, 2002, were $15.7 million compared to $17.5 million in the first quarter of 2001, with research, advisory and consulting revenues decreasing by $1.25 million, and events and other revenues decreasing by $596,000.

Giga has reported profitability for three consecutive quarters, primarily stemming from its decision to reduce staff and take additional cost-cutting actions beginning in the second quarter of 2001. The cost of services dropped


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from 41% of revenue in the first quarter of 2001 to 38% in the first quarter of
2002, and sales and marketing expenses decreased from 43% of revenue to 32% over the same period. Giga attributed the revenue decrease to softness in vendor sponsorships, exhibitor revenues, and attendance for events held in the quarter, and a decline in its annualized subscription value experienced during 2001, products of the economic downturn's impact on customer spending for research/advisory services.

Giga's revenue run rate at March 31, 2002, was approximately $66.6 million compared to approximately $70.7 million at the end of the first quarter of last year -- a 6% decrease. Revenue run rate is the combination of revenues derived from the cumulative annualized subscription value of Giga's advisory services contracts in effect at any point in time (Annualized Value) and revenues from non-subscription services, such as events, Total Economic Impact(TM), and Web Site ScoreCard(TM), for the preceding 12 months. Historically, annual revenues from Giga's advisory services contracts have approximated 90% of Annualized Value.

According to Robert K. Weiler, chairman, president and chief executive officer of Giga , "Our earnings performance this quarter clearly demonstrates the strength of our business model and the benefit of our continued vigilance on costs and expenses. This is particularly significant in light of the weakness in the information technology industry.

"The pressure on renewals, the slowdown in new business, and a drop in event attendance and sponsorships were key factors in the revenue drop," he continued. "Our client retention rate was 77% in the first quarter of 2002 compared to 86% in the same quarter of last year and 83% in the fourth quarter of 2001. Although it has declined, we remain the leader in customer retention when compared to our major competitors- an attribute that will continue to give us traction in the market. Also encouraging were the renewals from our Fortune 500 customers."

"One of the recurring positive themes from customers centers around the responsiveness and quality of our analyst team, who give practical, implementation-oriented advice and whose research is oriented to delivering the greatest return on investment," Weiler continued. "The success of our non-subscription product offerings, such as Total Economic Impact, demonstrates the need for our offerings even in difficult economic times and times of significant budget pressures. These products continue to extend our reach to new customers and add more potency to our services for existing customers. Additionally, our ForSITE(TM) product has given us a new avenue for increasing



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segmentation and building a distinct customer community, as we now have attracted nearly 60 CIOs and CTOs to its membership ranks."

Giga Information Group also announced today that SoundView Technology Group, Inc., a research-driven, technology-focused investment banking firm, has renewed its research/advisory contract. Under the contract, originally signed two years ago, SoundView is the only-sell-side firm with access to Giga's research and analysis.

"This is both a sizable and a strategic renewal for us," noted Weiler, "and it demonstrates the value a firm like SoundView places on independent research."

INVESTOR CONFERENCE CALL

Giga plans to hold its investor conference call at 10 a.m. Eastern Daylight Time on Friday, April 19, 2002, to review the financial performance for the first quarter of 2002. The investor call will be accessible via webcast; click on the investor information section of Giga's web site at www.gigaweb.com.

FIRST QUARTER HIGHLIGHTS

o Bookings for Giga's Total Economic Impact (TEI(TM)) product, which helps companies measure and communicate the value of information technology, posted triple digit growth over the same quarter of last year.

      o ForSITE, a customized advisory product targeted at helping CIOs increase their effectiveness, increased its membership base by nearly 20% and logged substantial new bookings in the first quarter of 2002.

o Giga announced that former New York City Mayor Rudolph Giuliani would be the opening keynote speaker at its GigaWorld IT Forum to be held May 13-16, in Colorado Springs, Colorado. This is the company's sixth GigaWorld, the flagship customer event centered on IT research topics and forums for senior technology executives. Also presenting at GigaWorld are Michael Capellas, CEO of Compaq, and Richard Clarke, Special Advisor to the President on Cyber Security.

OUTLOOK

Giga has amended its 2002 earnings guidance provided in the previous quarter. Specifically, it has increased its earnings forecast to $0.22 to $0.24 per diluted share for the current year, up from previous guidance of $0.17 to $0.19. The update is a direct result of Giga's financial performance for the current



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quarter and leaves the outlook for the remaining three quarters of fiscal 2002 unchanged. Giga remains cautious in its outlook for the balance of the year, particularly regarding potential increases in customer spending for additional subscriptions and in the timing of adding new customers.

Giga believes that earnings per share in the second quarter of 2002 will be approximately break even, primarily due to planned increases in expenses in support of GigaWorld events in the U.S. and Europe. For the year, Giga now forecasts that 2002 revenues will be about 4% lower than in 2001. This compares to previous guidance that revenues would be fairly flat. Giga continues to forecast positive operating cash flow for the year.

Concluded Weiler, "We're balancing the need to produce solid, profitable results with a longer-term orientation while taking steps this year to fuel our future growth. We believe that our solid customer retention rate, the strong brand and positioning we've established, and a strengthened sales and marketing program will be rewarded."

Giga's outlook is based on current expectations and is being provided so that its management can discuss its outlook during its upcoming investor conference call and with investors, potential investors, the media, financial analysts and others. Giga's forecasts are subject to the paragraph at the end of this press release and assume that none of the factors mentioned in that paragraph will have a negative impact on expected results.

ABOUT GIGA INFORMATION GROUP, INC.
Giga Information Group is a leading global technology advisory firm that provides objective research, pragmatic advice and personalized consulting. Emphasizing close interaction between analyst and client, Giga enables companies to make better strategic decisions that maximize technology investments and achieve business results.

Founded in 1995, Giga is headquartered in Cambridge, MA and has more than 15 offices throughout the Americas and Europe -- as well as offices in Asia/Pacific and the Middle East. For additional information, visit www.gigaweb.com.

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
FORWARD-LOOKING STATEMENTS

Statements that are not historical facts may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect Giga's current expectations concerning future events and results. Giga generally uses the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. Such forward looking statements, including those concerning Giga's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond Giga's control, which may cause Giga's actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward looking statements. In evaluating such statements as well as the future prospects of Giga, specific consideration should be given to various factors including the following: Giga's prior history of losses and negative working capital; Giga's dependence on sales and renewals of subscription-based services; Giga's ability to achieve and sustain high renewal rates; competition from other companies including those with greater resources than Giga; Giga's need to attract and retain qualified personnel; Giga's ability to manage and sustain growth; the risks associated with the development of new services and products; Giga's dependence on key personnel; the potential for significant fluctuations in quarterly operating results; the risks associated with international operations; Giga's future capital needs and the risks of working capital deficiency; continued market acceptance and demand for Giga services; uncertainties relating to proprietary rights; Giga's dependence on the Internet infrastructure; the risk of system failure; the risks related to content; and other risks as detailed from time-to-time in Giga's filings with the Securities and Exchange Commission. Giga undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.










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
GIGA INFORMATION GROUP, INC.

CONSOLIDATED OPERATING RESULTS
    (IN THOUSANDS, EXCEPT SHARE AND                                QUARTER ENDED MARCH 31,
                                                            --------------------------------------
        PER SHARE DATA)                                       (UNAUDITED)
                                                                  2002                2001
                                                            -----------------   ------------------
Revenues:
    Research, advisory and consulting                               $ 15,224             $ 16,472
    Other, principally events                                            465                1,061
                                                            -----------------   ------------------
        Total revenues                                                15,689               17,533
                                                            -----------------   ------------------

COSTS AND EXPENSES:
    Cost of services                                                   5,966                7,195
    Sales and marketing                                                5,036                7,568
    Research and development                                             266                  254
    General and administrative                                         2,275                2,081
    Depreciation and amortization                                        939                  848
                                                            -----------------   ------------------
        Total costs and expenses                                      14,482               17,946
                                                            -----------------   ------------------

INCOME (LOSS) FROM OPERATIONS                                          1,207                 (413)
                                                            -----------------   ------------------

INTEREST INCOME                                                            8                   30
INTEREST EXPENSE                                                         (66)                 (18)
FOREIGN EXCHANGE LOSS                                                    (33)                 (84)
                                                            -----------------   ------------------

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES                      1,116                 (485)
INCOME TAX BENEFIT                                                         -                  (20)
                                                            -----------------   ------------------

NET INCOME (LOSS)                                                    $ 1,116               $ (465)
                                                            =================   ==================

EARNINGS (LOSS) PER COMMON SHARE
        BASIC                                                         $ 0.10              $ (0.04)
        DILUTED                                                       $ 0.10              $ (0.04)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
        BASIC                                                     10,672,758           10,482,925
        DILUTED                                                   11,594,820           10,482,925


CONDENSED CONSOLIDATED BALANCE SHEET DATA
    (IN THOUSANDS, EXCEPT SHARE DATA)                                             MARCH 31,                  DECEMBER 31,
                                                                                    2002                         2001
                                                                             ---------------------       --------------------
                                                                                 (UNAUDITED)
ASSETS
    Cash and cash equivalents                                                             $ 1,483                 $ 1,118
    Restricted cash                                                                            14                      57
    Accounts receivable, net                                                               15,855                  19,007
    Unbilled accounts receivable                                                            5,209                   5,588
    Total current assets                                                                   26,618                  29,956
    Restricted cash                                                                           662                     620
    Unbilled accounts receivable                                                              915                   1,399
    Property and equipment, net                                                             4,900                   5,770
    Total assets                                                                           35,111                  39,756

LIABILITIES AND STOCKHOLDERS' DEFICIT
    Debt, current portion                                                                   $ 331                 $ 2,832
    Accounts Payable                                                                        2,079                   3,841
    Deferred revenues - current                                                            36,473                  36,601
    Accrued and other current liabilities                                                   6,653                   7,593
    Total current liabilities                                                              45,536                  50,867
    Total liabilities                                                                      47,246                  53,145
    Total stockholders' deficit                                                           (12,135)                (13,389)
    Total liabilities and stockholders' deficit                                            35,111                  39,756

COMMON STOCK ISSUED AND OUTSTANDING                                                    10,672,911              10,666,021

                                       ###


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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GIGA INFORMATION GROUP, INC.

                                   By: /s/ Victoria M. Lynch
                                       --------------------------------------
                                       Victoria M. Lynch
                                       Senior Vice President and
                                       Chief Financial Officer

Date: April 19, 2002

















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